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                                                                    EXHIBIT 10.3




                             VSTREAM INCORPORATED


                             AMENDED AND RESTATED
                            STOCKHOLDERS' AGREEMENT


                               November 17, 1999
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                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Article I Certain Definitions...............................................  1

Article II Registration Rights..............................................  4
     2.1  Demand Registrations..............................................  4
     2.2  Piggyback Registrations...........................................  6
     2.3  Expenses of Registration..........................................  7
     2.4  Registration Procedures...........................................  7
     2.5  Indemnification...................................................  9
     2.6  Other Obligations................................................. 11
     2.7  Termination of Registration Rights................................ 12

Article III Restrictions On Transfer Of Management Stock.................... 12
     3.1  Rights of First Refusal........................................... 12
     3.2  Participation Rights.............................................. 14
     3.3  Exempt Transactions............................................... 14
     3.4  Assignment of First Refusal Right................................. 14

Article IV Right of First Notification...................................... 15

Article V Covenants Of The Company.......................................... 16
     5.1  Basic Financial Information....................................... 16
     5.2  Additional Information Rights..................................... 17
     5.3  Prompt Payment of Taxes, Etc...................................... 18
     5.4  Maintenance of Properties and Leases.............................. 18
     5.5  Insurance......................................................... 18
     5.6  Accounts and Records.............................................. 19
     5.7  Independent Accountants........................................... 19
     5.8  Compliance with Laws.............................................. 20
     5.9  Maintenance of Corporate Existence, Etc........................... 19
     5.10 Limited First Refusal Rights...................................... 20

Article VI Corporate Governance............................................. 21
     6.1  Board of Directors................................................ 21
     6.2  Meetings of the Board............................................. 23
     6.3  Committees........................................................ 24
     6.4  Reimbursement of Expenses......................................... 24
     6.5  Certain Approvals................................................. 24

Article VII Miscellaneous................................................... 24
     7.1  Governing Law..................................................... 24
     7.2  "Market Stand-Off" Agreement...................................... 24
     7.3  Successors and Assigns............................................ 25
     7.4  Entire Agreement: Amendment and Waiver............................ 26


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     6.5  Notices, Etc...................................................... 25
     6.6  Delays or Omissions............................................... 26
     6.7  Severability...................................................... 26
     6.8  Counterparts...................................................... 26
     6.9  Termination....................................................... 26
     6.10 Specific Enforcement.............................................. 26


                                      ii
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                 AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

     Amended and Restated Stockholders Agreement (this "Agreement") dated as of November 17, 1999 by and among (i) VStream Incorporated, a Delaware corporation (the "Company"), (ii) the holders of the Company's Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock identified on the signature pages hereto (the "Investors"), and (iii) the members of the Company's management identified on the signature pages hereto or that have otherwise agreed to be bound by the provisions hereof (the "Management Holders"). The Investors and the Management Holders are referred to collectively as the "Stockholders."

     The purchasers of Series D Preferred Stock (the "Purchasers") and the Company are parties to a Series D Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement"). The Purchasers' obligations under the Purchase Agreement are conditioned upon the execution and delivery of this Agreement by the Stockholders and the Company.

     Now, Therefore, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:


                                   Article I

                              Certain Definitions

     As used in this Agreement, the following terms shall have the following respective meanings:

     1.1 "Affiliate" shall mean any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity or any department, agency or political subdivision thereof, controlling, controlled by or under common control with the referenced party and any partner of an Investor which is a partnership and any member of an Investor which is a limited liability company.

     1.2 "Certificate of Amendment" shall mean the Company's Certificate of Amendment to its Certificate of Incorporation setting forth the rights, preferences, privileges and restrictions of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

     1.3 "Closing" shall mean the date of the initial sale of shares of the Company's Series D Preferred Stock pursuant to the Purchase Agreement.

     1.4 "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     1.5 "Common Stock" shall mean the Company's Common Stock, $.001 par value per share.

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     1.6   "Exchange Act" shall mean the Securities Exchange Act of 1934 (or any similar successor federal statute), as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     1.7 "Independent Third Party" means any person who, immediately prior to the contemplated transaction, does not own in excess of 5 percent (5%) of the Company's Common Stock, on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons.

     1.8 "Initiating Holders" shall mean holders of Registrable Securities representing not less than thirty-three percent (33%) of the then-outstanding Registrable Securities.

     1.9 "Investor Stock" shall mean (i) shares of Common Stock owned by the Investors or any transferee thereof; (ii) shares of Common Stock issued or issuable upon the conversion or exercise of any stock (including, without limitation, the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) warrants, options or other securities of the Company owned by the Investors or any transferee thereof; and (iii) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii) above.

     1.10 "Management Stock" shall mean (i) shares of Common Stock owned by the Management Holders or any Permitted Transferee thereof; (ii) shares of Common Stock issued or issuable upon the conversion or exercise of any stock (including without limitation the Series A Preferred Stock), options or other securities of the Company owned by the Management Holders; and (iii) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii) above.

     1.11 "Permitted Transferee" shall mean with respect to a Management Holder, a member of such Management Holder's immediate family, a trust established for the benefit of members of such management Holder's immediate family, or a transferee of such Management Holder by will or the laws of intestate succession.

     1.12 "Preferred Stock" shall mean, collectively, (i) the Series A Preferred Stock; (ii) the Series B Preferred Stock; (iii) the Series C Preferred Stock and (iv) the Series D Preferred Stock.

     1.13 "Qualified Public Offering" shall mean an underwritten public offering of Common Stock resulting in proceeds to the Company of not less than $30 million (prior




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to expenses and underwriting commissions) and at an offering price per share equal to at least $8.00 (as appropriately adjusted for future stock splits, stock dividends, recapitalizations and similar transactions affecting the Common Stock).

     1.14 "Registrable Securities" shall mean (i) the Investor Stock and (ii) for purposes of Section 2.2 through and including Section 2.7, shall also include the Management Stock; provided, however, that Registrable Securities shall not include any shares of Investor Stock that have previously been registered under the Securities Act or that have otherwise been sold to the public in an open-market transaction under Rule 144.

     1.15 The terms "registers," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement by the Commission.

     1.16 "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including without limitation all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, and the fees and expenses of one counsel for the selling holders of Registrable Securities, but excluding Selling Expenses.

     1.17 "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor Rule that may be promulgated by the Commission.

     1.18 "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor Rule that may be promulgated by the Commission.

     1.19 "Sale of the Company" means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

     1.20 "Securities Act" shall mean the Securities Act of 1933 (or any similar successor federal statute), as amended, and the rules and regulations thereunder, all as the same shall be in effect from time to time.


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     1.21  "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

     1.22 "Series A Preferred Stock" shall mean the Company's Series A Convertible Preferred Stock, $.01 par value per share.

     1.23 "Series B Preferred Stock" shall mean the Company's Series B Convertible Preferred Stock, $.01 par value per share.

     1.24 "Series C Preferred Stock" shall mean the Company's Series C Convertible Preferred Stock, $.01 par value per share.

     1.25 "Series D Preferred Stock" shall mean the Company's Series D Convertible Preferred Stock, $.01 par value per share.

     1.26 "Subsidiary" shall mean any corporation with respect to which a person or entity owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.


                                  Article II

                              Registration Rights

     2.1   Demand Registrations .

           (a) Request for Registration. At any time or times after the earlier of the third anniversary of the Closing or the effective date of the first registration statement filed by the Company under the Securities Act, the Initiating Holders may require that the Company effect a registration under the Securities Act up to four times utilizing a registration on Form S-1 or any similar form (a "Long-Form Registration") and as many times as requested by the Initiating Holders utilizing a Form S-3 or any similar form, if available (a "Short-Form Registration") (each a "Demand Registration"). Upon receipt of written notice of such demand, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities and will include in such registration all Registrable Securities specified in such demand, together with all Registrable Securities of any other holder of Registrable Securities joining in such demand as are specified in a written request received by the Company within twenty (20) days after delivery of the Company's notice. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form.

           (b) Deferral of Demand Registration. The Company shall file a registration statement with respect to each Demand Registration requested pursuant to Section 2.1(a) as soon as practicable after receipt of the demand of the Initiating


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Holders; provided, however, that if in the good faith judgment of the Board of
Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors concludes, as a result, that it is advisable to defer the filing of such registration statement at such time (as evidenced by an appropriate resolution of the Board), then the Company shall have the right to defer such filing for the period during which such registration would be seriously detrimental; provided, however, that (i) the Company may not defer the filing for a period of more than one hundred eighty
(180) days after receipt of the demand of the Initiating Holders, (ii) the Company shall not exercise its right to defer a Demand Registration more than once, and (iii) if the Company undertakes a primary registration following an exercise of its deferral right, the holders of Registrable Securities shall have "piggyback" rights under Section 2.2 hereof with respect to not less than one-third (1/3) of the number of shares of Common Stock to be sold in such offering. In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration:

                 (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act; or

                 (ii) during the period starting with the date 60 days prior to the Company's good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration filed pursuant to Section
2.2 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

           (c) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by a Demand Registration by means of an underwriting, they shall so advise the Company as a part of their demand made pursuant to Section 2.1 and the Company shall include such information in its written notice to holders of Registrable Securities. The Initiating Holders shall have the right to select the managing underwriter(s) for an underwritten Demand Registration, subject to the approval of the Company's Board of Directors (which will not be unreasonably withheld or delayed). The right of any holder of Registrable Securities to participate in an underwritten Demand Registration shall be conditioned upon such holder's participation in such underwriting in accordance with the terms and conditions thereof, and the Company and such holders will enter into an underwriting agreement in customary form.

           (d) Priorities. The holders of Registrable Securities will have absolute priority over any other securities included in a Demand Registration. If other securities are included in any Demand Registration that is not an underwritten offering, all Registrable Securities included in such offering shall be sold prior to the sale of any of such other securities. If other securities are included in any Demand Registration that is


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an underwritten offering, and the managing underwriter for such offering advises the Company that in its opinion the amount of securities to be included exceeds the amount of securities which can be sold in such offering without adversely affecting the marketability thereof, the Company will include in such registration all Registrable Securities requested to be included therein prior to the inclusion of any other securities. If the number of Registrable
Securities requested to be included in such registration exceeds the amount of securities which in the opinion of such underwriter can be sold without adversely affecting the marketability of such offering, such Registrable Securities shall be included pro rata among the holders thereof based on the percentage of the outstanding Common Stock held by each such Stockholder (assuming the conversion of the Preferred Stock and the exercise of all options, warrants and similar rights held by such Stockholder).

     2.2   Piggyback Registrations .

           (a) Request for Inclusion. If (but without any obligation to do so) the Company shall determine to register any of its securities for its own account or for the account of other security holders of the Company for cash on any registration form (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan, or a Rule 145 transaction or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities) which permits the inclusion of Registrable Securities (a "Piggyback Registration"), the Company will promptly give each holder of Registrable Securities written notice thereof and, subject to Section 2.2(c), shall include in such registration all the Registrable Securities requested to be included therein pursuant to the written requests of holders of Registrable Securities received within twenty (20) days after delivery of the Company's notice.

           (b) Underwriting. If the Piggyback Registration relates to an underwritten public offering, the Company shall so advise the holders of Registrable Securities as a part of the written notice given pursuant to Section 2.2(a). In such event, the right of any holder of Registrable Securities to participate in such registration shall be conditioned upon such holder's participation in such underwriting in accordance with the terms and conditions thereof. All holders of Registrable Securities proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

           (c) Priorities. If such proposed Piggyback Registration is an underwritten offering and the managing underwriter for such offering advises the Company that the securities requested to be included therein exceeds the amount of securities that can be sold in such offering, except as provided in Section 2.1(b), any


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

securities to be sold by the Company in such offering shall have priority over any Registrable Securities, and the number of shares to be included by a holder of Registrable Securities in such registration shall be reduced, but only after all shares proposed to be sold by employees, officers or directors of the Company and any other proposed sellers that do not hold Registrable Securities have been reduced in their entirety, pro rata on the basis of the percentage of the outstanding Common Stock held by such Stockholder (assuming the conversion of the Preferred Stock and the exercise of all options, warrants and similar rights held by such Stockholder) and all other holders exercising similar registration rights but in no event shall the amount of securities of the selling holders included in the offering be reduced below fifteen percent (15%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case all of the Registrable Securities of the selling holders may be excluded if the underwriters make the determination described above.

     2.3 Expenses of Registration . All Registration Expenses incurred in connection with up to four Long-Form Registrations and all Short-Form and Piggyback Registrations shall be borne by the Company; provided, however, that no registration shall count as one of the Company-paid Long Form Registrations unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included therein; and provided, further, that the Company shall not be required to pay for any expense of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the holders of a majority of the Registrable Securities to be registered (in which case all participating holders of such Registrable Securities to be registered shall bear such expense), unless the holders of a majority of the Registrable Securities agree to forfeit their right to one Demand Registration pursuant to Section 2.1. All Selling Expenses relating to Registrable Securities included in any Demand or Piggyback Registration shall be borne by the holders of such securities pro rata on the basis of the number of shares sold by them.

     2.4 Registration Procedures . In the case of each registration effected by the Company pursuant to this Article II, the Company will keep each holder of Registrable Securities advised in writing as to the initiation of such registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

           (a) cause such registration to be declared effective by the Commission and, in the case of a Demand Registration, keep such registration effective for a period of one hundred eighty (180) days or until the holders of Registrable Securities included therein have completed the distribution described in the registration statement relating thereto, whichever first occurs;


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

           (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement (including post-effective amendments) as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

           (c) obtain appropriate qualifications of the securities covered by such registration under state securities or "blue sky" laws in such jurisdictions as may be requested by the holders of Registrable Securities; provided, however, that the Company shall not be required to file a general consent to service of process in any jurisdiction in which it is not otherwise subject to service in order to obtain any such qualification;

           (d) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a holder of Registrable Securities from time to time may reasonably request;

           (e) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such holder, prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

           (f) cause all Registrable Securities covered by such registration to be listed on each securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed;

           (g) provide a transfer agent and registrar for all Registrable Securities covered by such registration and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

           (h) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than 18 months, beginning with the first month after the effective date of the


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

registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act; and

           (i) in connection with any underwritten Demand Registration, the Company will enter into an underwriting agreement reasonably satisfactory to the Initiating Holders containing customary underwriting provisions, including indemnification and contribution provisions.

     2.5   Indemnification.

           (a) The Company will indemnify each holder of Registrable Securities, each of such holders' officers, directors, partners, agents, employees and representatives, and each person controlling such holder within the meaning of Section 15 of the Securities Act, with respect to each registration, qualification or compliance effected pursuant to this Article II, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such indemnified person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such holder of Registrable Securities and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

           (b) Each holder of Registrable Securities included in any registration effected pursuant to this Article II shall indemnify the Company, each of its directors, officers, agents, employees and representatives, and each person who controls the Company within the meaning of Section 15 of the Securities Act, each other such holder of Registrable Securities and each of their officers, directors and partners, and each person controlling such holders, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in strict conformity with written information furnished to the Company by such holder of Registrable Securities; provided, however, that (x) no holder of Registrable Securities shall be liable hereunder for any amounts in excess of the net proceeds received by such holder pursuant to such registration, and (y) the obligations of such holder of Registrable Securities hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent has not been unreasonably withheld).

           (c) Each party entitled to indemnification under this Section 2.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnified Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.5 to the extent such failure is not prejudicial. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include an unconditional release of such Indemnified Party from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

           (d) If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

           (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     2.6 Other Obligations. With a view to making available the benefits of certain rules and regulations of the Commission which may effectuate the registration of Registrable Securities or permit the sale of Registrable Securities to the public without registration, the Company agrees to:

           (a) after its initial registration under the Securities Act, exercise best efforts to cause the Company to be eligible to utilize Form S-3 (or any similar form) for the registration of Registrable Securities;

           (b) at such time as any Registrable Securities are eligible for transfer under Rule 144(k), upon the request of the holder of such Registrable Securities, remove any restrictive legend from the certificates evidencing such securities at no cost to such holder;

           (c) make and keep available public information as defined in Rule 144 under the Securities Act at all times from and after ninety (90) days following its initial registration under the Securities Act;

           (d) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

           (e) furnish any holder of Registrable Securities upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents as a holder of Registrable Securities may reasonably request in availing itself of any rule or regulation of the Commission (including Rule 144A) allowing a holder of Registrable Securities to sell any such securities without registration.

     2.7 Termination of Registration Rights. The right of any holder of Registrable Securities to request inclusion of Registrable Securities in any registration pursuant to this Article II shall terminate when (i) all Registrable Securities beneficially owned by such holder of Registrable Securities may immediately be sold under Rule 144(k), and (ii) the Company's Common Stock is listed on a national securities exchange or traded in The Nasdaq Stock Market; provided, however, that the provisions of this Section 2.7 shall not apply to any holder of Registrable Securities holding more than five percent (5%) of the Company's then-outstanding Common Stock.

     2.8 Transfer of Registration Rights. The rights to cause the Company to register securities granted to the holders under Sections 2.1 and 2.2 and associated obligations including the standoff agreement in ARTICLE VII below may be assigned to any transferee or assignee in connection with any transfer or assignment of Registrable Securities by the holder provided that the transferor provides the Company with written notice of the proposed transfer and the transferee agrees in writing to be bound by the provisions of this Agreement.

                                  Article III
                 Restrictions On Transfer Of Management Stock

     3.1 Rights of First Refusal. No shares of Management Stock or any interest therein may be transferred other than in compliance with the provisions of this Article III. If at any time a Management Holder receives a bona fide offer from any person (a "Third Party") to purchase shares of Preferred Stock and/or Common Stock or any interest therein held by such Management Holder (a "Third-Party Offer") which such Management Holder wishes to accept, such Management Holder shall cause such Third-Party Offer to be reduced to writing and shall notify the Company and each holder of Investor Stock of such Management Holder's desire to accept the Third-Party Offer. The Management Stockholder's notice (the "Sale Notice") shall contain an irrevocable offer to sell such Preferred Stock and/or Common Stock to the Company and/or the Investors at a purchase price equal to the price contained in, and on the same terms and conditions of, the Third-Party Offer and shall be accompanied by a true copy of the Third-Party Offer (which shall identify the offeror) provided, however, the Company and the Investors may pay cash to the selling Management Holder equal in amount to the fair market value of any non-cash consideration offered by the Third Party in the Third-Party Offer. At any time within 10 business days after the date of receipt by the Company of the Sale Notice, the Company shall have the right to purchase the Preferred

Stock and/or Common Stock covered by the Third-Party Offer at the same price and on the same terms and conditions as the Third-Party Offer. If at the end of such 10-business day period the Company has not elected to purchase all Preferred Stock and Common Stock covered by such Third-Party Notice, the Management Holder shall provide the Sale Notice to the Investors along with a statement as to the number of shares to be purchased by the Company (if any). Within 10 business days after receipt by the Investors of such Sale Notice, each Investor (or any Affiliate thereof), by providing notice to the Management Holder, shall have the right to purchase that portion of the shares equal to the Investors Pro Rata Number of Shares (as defined below) at the same price and on the same terms and conditions as the Third-Party Offer. In the event any Investor (or an Affiliate thereof) does not exercise its right to purchase its respective Investors Pro Rata Number of Shares, the other Investors shall have the right to purchase such shares, and the purchase of such shares shall be allocated among the participating Investors (or any participating Affiliates thereof) pro rata in proportion to the Investor Stock held by such Investors, or in such other proportions as the participating Investors (and such Affiliates) may agree upon. To the extent the Investors have not notified the selling Management Holder in writing of a desire to purchase all of the Preferred Stock and Common Stock as set forth herein, the selling Management Holder may within 60 days thereafter sell the remaining Management Stock covered by the Third-Party Offer to the Third Party on the terms set forth in the original Third-Party Offer. Any Management Stock covered by the Third Party Offer that is not so transferred during such 60-day period shall again be subject to this Section 3.1. The Company may assign its rights to purchase Management Stock pursuant to this
Section 3.1 to one or more third parties subject only to compliance with applicable securities laws, provided that the Company shall offer to assign such rights to the Investors pro rata prior to offering such rights to other persons. For purposes of this Section 3.1 such Investors Pro Rata Number of Shares shall be equal to that number of shares of Preferred Stock and/or Common Stock derived by multiplying the total number of shares to be purchased by the Third Party as set forth in the Sale Notice by a fraction, the numerator of which is the total number of shares of Investor Stock beneficially owned by such participating holder of Investor Stock and the denominator of which is the total number of shares beneficially owned by all holders of Investor Stock.

     3.2 Co-Sale Rights. If neither the Company nor the Investors has elected to purchase all of the Management Stock specified in the Sale Notice pursuant to
Section 3.1 above, each Investor may elect to participate in the contemplated transfer by delivering written notice to the Management Holder and the Company within 15 business days after receipt by the Investor of the Sale Notice. If any Investor has elected to participate in such sale, the Management Holder and the electing Investors will be entitled to sell in the contemplated sale, at the same price and on the same terms, a number of shares of the Company's Common Stock equal to the product of (i) the quotient determined by dividing the percentage of the Company's Common Stock (on a fully-diluted basis) held by such person, by the aggregate percentage of the Company's Common Stock (on a fully-diluted basis) owned by the Management Holder and all electing Investors and (ii) the number of shares of Common Stock to be sold in the contemplated sale.

     For Example, if the Sale Notice contemplated a sale of 100 shares of Common Stock, and if the Management Holder was at such time the owner of 30% of the Company's Common Stock (on a fully-diluted basis) and if one Investor elected to participate and the Investor owned 20% of the Company's Common Stock (on a fully-diluted basis), the Management Holder would be entitled to sell 60 shares (30% / 50% x 100 shares) and the Investor would be entitled to sell 40 shares (20% / 50% x 100 shares).

 If the Management Holder is selling Preferred Stock, the calculation set forth above shall be done assuming conversion of the Preferred Stock. The Investors participating in such a sale of Preferred Stock by a Management Holder shall have the option of selling Preferred Stock or Common Stock. The Management Holder will use his best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Investors in the contemplated transfer and will not transfer any Management Stock to the prospective transferee(s) if such transferee(s) refuses to allow the participation of Investors.

     3.3 Exempt Transactions. The restrictions set forth in this Article III shall not apply to transfers of Management Stock to a Permitted Transferee of the transferring Management Holder; provided, however, that such Permitted Transferee shall agree in writing to be bound by such restrictions in connection with subsequent transfers.

     3.4 Assignment of First Refusal Right. The Company has (a) adopted its 1997 Stock Option/Stock Issuance Plan (the "Stock Plan") and (b) granted Stock Options to certain of its employees (the "Optionees") (the documents referred to in (a) and (b) are collectively defined as the "Stock Plan Agreements"). The Stock Plan Agreements contain provisions granting the Company certain repurchase rights and rights of first refusal with respect to Common Stock held by the Optionees. In the event the Company elects not to exercise such repurchase rights and rights of first refusal, the Company agrees to assign such unexercised rights to the Investors (or any Affiliate designated by any Investor). Any unexercised right shall be assigned at least 10 days prior to its expiration. The Investors shall be permitted to purchase their Pro Rata Number of Shares of any Common Stock being offered and the offer shall be conducted in accordance with the procedures set forth in Section 3.1 of this Agreement. To the extent any of the provisions of the Stock Plan Agreements and this Section
3.4 are inconsistent
with the provisions of Section 3.1 or 3.2 above, the provisions of Sections 3.1 and 3.2 shall govern.


                                  Article IV
                          Right of First Notification

     4.1 For so long as Intel Corporation ("Intel") owns at least seventy five percent (75%) of the Series D Preferred owned by it (including any Common Stock into which Series D Preferred Stock has been converted) as of the date of this Agreement, in the event that the Board of Directors of the Company (i) receives a bona fide offer to be acquired by means of (x) a merger, consolidation or other business combination pursuant to which the stockholders of the Company immediately prior to the effective date of such transaction have beneficial ownership of less than fifty percent (50%) of the total combined voting power for election of directors of the surviving corporation immediately following such transaction, or (y) the sale of all or substantially all of the assets of the Company, or (ii) votes to initiate a sale to any other person or entity of
(xx) fifty (50%) percent or more of the total voting power of the Company, or
(yy) all or substantially all of the Company's assets, prior to accepting such acquisition proposal or initiating such sale, the Company shall provide to Intel written notice within 24 hours (the "Notice") of the proposed terms of such acquisition proposal or sale. The Notice shall set forth the specific terms of the acquisition proposal or the initiation of a sale of the Company. Further, the Company shall provide Intel with access to (and copies of, if requested) all documents containing nonpublic information of the Company that are or have been supplied to the party making the acquisition proposal. In its discretion, Intel shall have eight business days (which time period may be extended by mutual written agreement) following its receipt of the Notice ("the Negotiation Period") in which to present an offer to acquire the Company (the "Intel Offer"), which the Company shall be under no obligation to accept. If, however, the Company elects to pursue the Intel Offer, then the Company will provide Intel written acknowledgment of such election. The parties agree to negotiate in good faith for a period of ten (10) business days (which may be extended by mutual written agreement) after Intel's receipt of the Company's written acknowledgment to pursue Intel's Offer, to reach agreement on mutually agreeable terms.

     4.2 In the event that (i) Intel does not deliver an Intel Offer to the Company within eight business days (or other mutually agreed upon time period, as set forth above), after its receipt of the Notice; (ii) the Company elects not to accept Intel's Offer; or (iii) within the ten (10) business days (or other mutually agreed upon time period, as set forth above) following the Company's acknowledgment of its desire to pursue the Intel Offer, Intel and the Company do not mutually agree to the terms of an agreement for an acquisition of the Company, then, and only then, the right of first negotiation of Intel hereunder shall expire with respect to such acquisition proposal or initiation of a sale and the Company shall be free thereafter to enter into a definitive agreement with a third party for an acquisition or sale of the Company.

     4.3 This right is applicable only to Intel and is not transferable or assignable by Intel.

                                   Article V
                           Covenants Of The Company

     The Company hereby covenants and agrees, so long as any Registrable Securities are outstanding, as follows:

     5.1 Basic Financial Information. The Company will furnish the following reports to each of the Investors holding at least 500,000 shares(as adjusted for stock splits, stock dividends and similar transactions) of the outstanding Registrable Securities:

           (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flow of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company.

           (b) As soon as practicable after the end of each quarterly accounting period in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flow of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the chief financial officer of the Company (or the chief accounting officer if no chief financial officer is in place), except that such statements need not contain the notes required by generally accepted accounting principles.

           (c) As soon as practicable after the end of each monthly accounting period and in any event within thirty (30) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such month and consolidated statements of income and of cash flow of the Company and its subsidiaries, if any, for each month and for the current fiscal year of the Company to date, all subject to normal year-end audit adjustments, prepared in accordance with generally accepted accounting principles consistently applied and certified by the chief financial officer of the

Company (or the chief accounting officer if no chief financial officer is in place), except that such statements need not contain the notes required by generally accepted accounting principles.

           (d) Subsequent to the Company's initial public offering, the Company will deliver to all holders of greater than or equal to 500,000 shares (as adjusted for stock splits, stock dividends and similar transactions) of the Registrable Securities, copies of all reports required to be filed by the Company pursuant to the requirements of the Securities Exchange Act of 1934, as amended.

     5.2   Additional Information Rights.

     (a) The Company will permit each of the Investors (for so long as such Investor beneficially owns greater than or equal to 500,000 shares(as adjusted for stock splits, stock dividends and similar transactions) of the Registrable Securities) and/or their respective representatives to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request during the Company's normal business hours; provided that any person or persons exercising rights under this Section 5.2(a) shall (i) use all reasonable efforts to ensure that any such examination or visit results in a minimum of disruption to the operations of the Company and (ii) agree in writing to keep any proprietary information of the Company disclosed to such person in the course of such inspection confidential in a manner consistent with prudent business practices and treatment of such person's or persons' own confidential information and not use such proprietary information for any purpose other than in connection with such Investor's or such transferee's ownership of an interest in the Company; provided, further, that the disclosure of confidential information to Intel shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 2087874 dated March 23, 1999 and any Confidential Information Transmittal Records provided in connection therewith. Notwithstanding the foregoing, the Company reserves the right to omit such information as the Company's Board of Directors unanimously deems to be confidential and the disclosure of which could be to the material detriment of the Company's best interests.

     (b) The Company will deliver the reports described below in this Section 5.2(b) to each of the Investors:

           (i) Annually (but in any event at least thirty (30) days prior to the commencement of each fiscal year of the Company) the financial plan of the Company, in such manner and form as approved by the Board of Directors of the Company, which financial plan shall include an operating budget for such fiscal year and an updated five-year strategic plan for the Company.

           (ii) Concurrently with delivery thereof, copies of all reports and other written material submitted to the Board of Directors.

           (iii) Concurrently with delivery thereof, copies of any reports or communications delivered to the financial community, including all press releases.

     (c) Each of the Investors hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information provided pursuant to this Section 5.2; provided, however, that an Investor shall not be prohibited from using any such information for the purpose of generating and delivering portfolio valuation information to its investors.

     5.3 Prompt Payment of Taxes, Etc. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore. The Company will promptly pay or cause to be paid when due, in conformance with customary trade terms, all other uncontested obligations incident to the operations of the Company and material thereto individually or in the aggregate.

     5.4 Maintenance of Properties and Leases. The Company will keep its properties and those of its subsidiaries, if any, in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its subsidiaries will at all times comply with each material provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision might have a material and adverse effect on the condition, financial or otherwise, or operations of the Company.

     5.5   Insurance.

     (a) The Company will keep its assets, and those of its subsidiaries, which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

     (b) Within 60 days of the Initial Closing, the Company shall have obtained from financially sound and reputable insurance companies, life insurance policies, if available on commercially reasonable terms, on each of the lives of Paul A. Berberian, James M. LeJeal and Todd H. Vernon, in the amount of $2,000,000 each, which policies shall name the Company a loss payee, and the Company shall maintain such life insurance policies.

     5.6 Accounts and Records. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs.

     5.7 Independent Accountants. The Company will retain a "Big Five" national accounting firm as its independent public accountants who shall certify the Company's financial statements at the end of each fiscal year. Once such "Big Five" accounting firm is selected, its services shall not be terminated unless the holders of at least 51% of the Investor Stock consent to such termination of services. In the event the Company determines to terminate the services of the independent public accountants so selected, the Company will promptly thereafter notify the holders of Investor Stock of such termination and the reasons therefor. In its notice to the holders of Investor Stock the Company shall state whether the change of accountants was recommended or approved by the Board of Directors of the Company or any committee thereof. In the event such termination takes place, the Company will promptly thereafter engage another "Big Six" national accounting firm as its independent public accountants.

     5.8 Compliance with Laws. The Company and all its subsidiaries shall duly observe and conform to all applicable laws and valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets.

     5.9 Maintenance of Corporate Existence, Etc. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by the Company to be necessary to the conduct of their business and material thereto.

     5.10 Transactions with Affiliates. The Company shall not and shall not permit any Subsidiary of the Company to enter into or be a party to any transaction with any Affiliate of the Company or such Subsidiary, except (i) transactions expressly permitted hereby, (ii) transactions in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms that are fully disclosed to the Investors and are no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a person not an Affiliate of the Company or such Subsidiary, (iii) transactions between the Company and its wholly-owned Subsidiaries or between such Subsidiaries and (iv) payment of compensation to employees and directors' fees.

     5.11  Limited First Refusal Rights.

     (a) Except for the issuance of Common Stock or any securities containing options or rights to acquire any shares of Common Stock ("Equity Securities")
(i) to the Company's employees, consultants, officers or directors pursuant to any stock option plan, stock purchase or stock bonus plan, arrangement or agreement, as approved by the Company's Board of Directors, (ii) upon the conversion of the Preferred Stock, (iii) pursuant to a Qualified Public Offering, (iv) pursuant to a merger, consolidation, acquisition or similar business combination approved by the Company's Board of Directors, (v) in connection with any stock split, stock dividend, or recapitalization, (vi) to a lender or equipment lessor in connection with any loan or lease financing transaction, or (vii) in connection with strategic transactions involving the Company and other entities (including (x) joint ventures, manufacturing, marketing or distribution arrangements or (y) technology transfer or development arrangements; provided, however, that such strategic transactions and the issuance of shares therein, have been approved by the Company's Board of Directors), (viii) securities issued to vendors or customers or other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors or (ix) any right, option or warrant to acquire any security convertible into securities excluded pursuant to (i) through (viii) above, if the Company authorizes the issuance or sale of any Equity Securities, the Company shall first offer to sell to each of the holders of Investor Stock (or any Affiliates designated by such holder) its "pro rata portion" of such Equity Securities. A holder's "pro rata portion" shall equal the quotient determined by dividing (1) the number of shares of Investor Stock held by each such holder by the (2) sum of the total number of shares of Investor Stock held by all holders of Investor Stock. Each holder of Investor Stock (or such Affiliates) shall be entitled to purchase such Equity Securities at the most favorable price and on the most favorable terms as such Equity Securities are to be offered to any other Persons. The purchase price for all Equity Securities offered to the holders of the Investor Stock shall be payable in cash or, to the extent otherwise required hereunder, notes issued by such holders.

     (b) In order to exercise its purchase rights hereunder, a holder of Investor Stock (or such Affiliate) must within 7 business days after receipt of written notice from the Company describing in reasonable detail the Equity Securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the Equity Securities offered to the holders of Investor Stock (or their Affiliates) are not fully subscribed by such holders, the remaining Equity Securities shall be reoffered by the Company to the holders of Investor Stock purchasing their full allotment upon the terms set forth in this paragraph, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

     (c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such Equity Securities which the holders of Investor Stock have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any Equity Securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Investor Stock pursuant to the terms of this section.


                                  Article VI
                             Corporate Governance

     6.1   Board of Directors.

           (a) Concurrently with the Closing and at all times thereafter, each Stockholder agrees to vote all securities of the Company over which such Stockholder has voting control and to take all other necessary or desirable actions within its control (whether as a stockholder, director or officer of the Company or otherwise, and including without limitation attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                 (i) the Company shall have a Board of Directors comprised of no more than seven members;

                 (ii)  the following persons shall be elected to the Board of
Directors:

                       (A) One representative designated by the holders of a majority of the outstanding Management Stock (the "Management Director"); provided that, until the next annual meeting of the Company's stockholders, Paul Berberian shall serve as the Management Director;

                       (B) One representative designated by the holders of a majority of the outstanding Series A Preferred Stock (the "Series A Preferred Director"); provided that until the next annual meeting of the Company's stockholders, Jim LeJeal shall serve as the Series A Director;

                       (C) One representative designated by the holders of a majority of the outstanding Series B Preferred Stock (the "Series B Preferred Director") (collectively with the Series C Preferred Director (as defined below), the "Investor Directors"); provided that, until the next annual meeting of the Company's stockholders, Donald H. Parsons, Jr. of The Centennial Funds ("Centennial") shall serve as the Series B Preferred Director; and, provided further, that in the event that the holders of a majority of the Series B Preferred Stock do not exercise their right to designate an Investor Director pursuant to this paragraph (C), Centennial shall have the right to designate a board observer for so long as Centennial owns, through one or more of its affiliated entities, at least 500,000 shares (subject to adjustment for stock splits, stock dividends and similar transactions) of the Registrable Securities;

                       (D) One representative designated by the holders of a majority of the outstanding Series C Preferred Stock (the "Series C Preferred Director"); provided that until the next annual meeting of the Company's stockholders, Bradley Feld, as a representative of SoftBank, shall serve as the Series C Director;

                       (E) One representative designated by the holders of a majority of the outstanding Series D Preferred Stock subject to the approval of the entire Board (the "Series D Preferred Director"); provided that the Board seat to be held by such representative shall be filled by an Outside Director (as defined below) until such date at which the Company has sold an aggregate of 33,333,334 shares of Series D Preferred Stock. Notwithstanding the above, Centennial shall have the right to designate such Series D Director (who shall not be affiliated with either the Company, Centennial or any of the Investors) subject to the approval of the entire Board of Directors, so long as (i) Centennial has purchased an aggregate of 6,558,334 shares of Series D Preferred Stock on or as of an Additional Closing (as defined in the Series D Stock Purchase Agreement) and (ii) Centennial holds at least eighteen percent (18%)of the Series D Preferred Stock outstanding immediately following such Additional Closing; and

                       (F) Three directors designated by a majority of the Board of Directors until such time as a Series D Director is designated pursuant to paragraph (E) above, and thereafter two directors (the "Outside Directors"); provided that no such Outside Director is a member of the Company's management or an employee of the Company or its Subsidiaries; and provided further that, Byron Chrisman, G. Jackson Tankersley, Jr. and Carol deB. Whittaker shall initially serve as the Outside Directors.

                 (iii) in the event that any director for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a majority vote of the Stockholders entitled to elect such director as provided in this Section 6.1;

                 (iv) if the Stockholders fail to designate a representative to fill a directorship pursuant to the terms of this Section 6.1, the election of such director shall be accomplished in accordance with the Company's certificate of incorporation and bylaws and applicable law; and

                 (v) each of the Stockholders agrees to vote all shares of stock owned by it for the removal of a director whenever (but only whenever) there shall be presented to the Board of Directors the written direction that such director be removed by a majority of the Stockholders entitled to elect the director.

                 (vi) Each of Highland Capital Partners III Limited Partnership ("Highland"), Intel Corporation ("Intel"), Excite, Inc. ("Excite") Pequot Private Equity Fund II, L.P. ("Pequot"), GE Capital Equity Investments, Inc. ("GE") and Matsushita Electric Industrial Co., Ltd. ("Panasonic") for so long as each of them owns greater than or equal to 500,000 shares (subject to adjustment for stock dividends, stock splits and similar transactions) of the Registrable Securities shall be entitled to designate one representative (each an "Observer" and, collectively, the "Observers") to attend and observe all meetings of the Company's Board of Directors and all committees thereof (whether in person, telephonic or otherwise) in a non-voting observer capacity and to receive all notices and information forwarded by the Company to its directors and copies of the minutes of all meetings; provided, however, that the Company may require any such Observer to execute a nondisclosure/confidentiality agreement prior to disclosing confidential information to such Observer and the right to omit such information as the Company's Board of Directors unanimously deems to be confidential and the disclosure of which could be to the material detriment of the Company and; provided, further, that the disclosure of confidential information to the Intel Observer shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 2087874, dated March 23, 1999, and any Confidential Information Transmittal Records provided in connection therewith. The Observers may participate in discussions of matters brought to the Board at the sole discretion of the Board

           (b) To the extent that any provision of the Company's certificate of incorporation or bylaws is inconsistent with the provisions of this Agreement, the Stockholders agree to take all actions necessary to effect such amendments to the certificate of incorporation or bylaws as may be necessary and appropriate to give full effect to the provisions of this Agreement.

     6.2 Meetings of the Board. The Board of Directors will meet at least six times each calendar year in accordance with an agreed-upon schedule. One such meeting will be held at the same time and place that a national trade conference is held for the Company's industry. Within six months of the Closing, subject to reasonable economic feasibility, the Company will implement video teleconferencing (specifically, one which is compatible with Centennial's video teleconferencing system) to facilitate board, committee and other meetings with the Investors.

     6.3 Committees. Promptly after the Closing, the Board of Directors will establish audit, nominating and compensation committees and shall delegate to such committees those duties and powers as are customarily performed by committees of such type. The audit committee shall not include any of the Management Directors. At least one of the directors appointed pursuant to
Section 6.1(a)(ii)(C), (D) or (E) shall be a member of each such committee.

     6.4 Reimbursement of Expenses. The reasonable travel expenses of each Investor Director (or observer if an Investor is no longer represented on the Board) and the Observers incurred in attending or observing Board or committee meetings shall be reimbursed by the Company. If the Company adopts any plan or arrangement to compensate all of its "outside" or "independent" directors generally for service as a director either with cash or with stock options, then the Company will also extend the same compensation to the Investor Directors and, in the case of stock options, such options shall be freely transferable by the Investor Directors to their respective firms.

     6.5 Certain Approvals. Without the approval of a majority of the Investor Directors, the Company shall not (i) engage any underwriter or placement agent for any public or private offering of securities other than an investment banking firm of recognized national reputation, (ii) issue any stock or options to employees of the Company that are not subject to vesting and/or buy-back restrictions, or (iii) waive or accelerate any vesting or buy-back restrictions with respect to Management Stock.


                                  Article VII
                                 Miscellaneous

     7.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado, except that the General Corporation Law of the State of Delaware shall govern as to matters of corporate law. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

     7.2 "Market Stand-Off" Agreement. Each Stockholder hereby agrees that, during the period of duration (not to exceed one-hundred eighty (180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company following the effective date of the Company's registration statement in connection with the Company's first Qualified Public Offering, the Stockholder shall not, to the extent requested by the Company or such underwriter, directly or indirectly sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by such Stockholder, except Common Stock or other securities included in such registration; provided that all officers, directors and holders of 1% or greater of the Company's Common Stock agree to similar provisions and such provisions are in full force and effect and are not waived in any respect or have been waived ratably with respect to each holder. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such securities of each such Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. This covenant shall survive termination of this Agreement.

     7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that such assignee, heir, executor or administrator of the parties hereto shall then execute a counterpart to this Agreement.

     7.4 Entire Agreement: Amendment and Waiver. This Agreement and the Purchase Agreement supersede any other agreement, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby and constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. In particular, the execution of this Agreement amends and replaces in its entirety that certain Stockholders' Agreement dated as of May 28th, 1998, as amended, by and between the Company and certain of the Investors. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the holders of at least 66 2/3% of the outstanding Investor Stock, including at least 66 2/3% of the outstanding Series D Preferred Stock, and any such amendment, waiver, discharge or termination shall be binding on all the Stockholders; provided however, that no amendment or waiver which adversely affects the interests of one Investor without a similar and proportionate effect on the interests of all Investors may be made without the consent of the Investor whose interests are so adversely affected; provided, further, that any amendment or waiver which solely adversely affects the rights of the holders of either the Management Stock or the Series A Preferred Stock, respectively, shall require the written consent of a majority of the Holders of Management Stock or the Series A Preferred Stock, respectively.

     7.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given:
(i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt. All communications shall be sent to the Company at 5777 Central Avenue, Suite 120, Boulder, Colorado 80301 and to a Stockholder at the address reflected in the Company's stock ledger or at such other address as such Stockholder shall have furnished to the Company in writing.

     7.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Stockholder under this Agreement shall impair any such right, power or remedy of such Stockholder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Stockholder of any breach or default under this Agreement or any waiver on the part of any Stockholder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Stockholder, shall be cumulative and not alternative.

     7.7 Severability. Unless otherwise expressly provided herein, a Stockholder's rights hereunder are several rights, not rights jointly held with any of the other Stockholders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     7.9 Termination. The provisions of this Agreement (other than Article II hereof) shall terminate upon the earlier to occur of (i) consummation of a Qualified Public Offering or (ii) a Sale of the Company. The provisions of
Article II shall terminate on the tenth anniversary of the date hereof.

     7.10 Specific Enforcement. Any holder of Investor Stock shall be entitled to specific enforcement of its rights under this Agreement. The parties acknowledge that money damages would be an inadequate remedy for a breach of this Agreement and consent to an action for specific performance or other injunctive relief in the event of any such breach.

     7.11  Confidentiality and Non-Disclosure

           (a) Disclosure of Terms. The terms and conditions of this Agreement and the Transaction Documents (collectively, the "Financing Terms"), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

           (b) Press Releases, Etc. Neither the Investors nor the Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by those parties mentioned in such press release or public disclosure in advance. Notwithstanding the foregoing and subject to subsection
(d) below, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law. Within sixty (60) days of the first closing of the transaction contemplated by the Financing Terms in which Intel has participated, the Company may issue a press release in the form provided by Intel disclosing that Intel has invested in the Company; provided that (i) the release does not disclose any of the Financing Terms, (ii) the release does not disclose the amount invested specifically by Intel and (iii) the final form of the press release is approved in advance in writing by Intel. Intel's name and the fact that Intel is an investor in the Company can be included in a reusable press release boilerplate statement, so long as Intel has given the Company its initial approval of such boilerplate statement and the boilerplate statement is reproduced in exactly the form in which it was approved. No other announcement regarding Intel in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without Intel's prior written consent. No announcement regarding Excite in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without Excite's prior written consent.

           (c) Permitted Disclosures. Notwithstanding the foregoing, (i) any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations, (ii) any party may disclose (other than in a press release or other public announcement described in subsection (b)) solely the fact that the Investors are investors in the Company to any third parties without the requirement for the consent of any other party or nondisclosure obligations, (iii) Intel may disclose its investment in the Company and the related Financing Terms to third parties or the public at its sole discretion and (iv) Centennial may disclose the Financing Terms to any of its or their Affiliates

           (d) Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement, the Stock Purchase Agreement, the Rights Agreement or any of the Financing Terms hereof in contravention of the provisions of this Section 7.11, such party (the "Disclosing Party") shall provide the other parties (the "Non-Disclosing Parties") with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information to the extent reasonably requested by any Non-Disclosing Party.

           (e) Other Information. The provisions of this Section 7.11 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby. Additional disclosures and exchange of confidential information between the Company and Intel (including without limitation, any exchanges of information with any Intel Observer) shall be governed by the terms of the Corporate Non-Disclosure Agreement No. 2087874, dated March 23, 1999, executed by the Company and Intel, and any Confidential Information Transmittal Records ("CITR") provided in connection therewith.

           (f) All notices required under this section shall be made pursuant to Section 7.5 of this Agreement.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     In Witness Whereof, the parties hereto have executed this Stockholders Agreement effective as of the day and year first above written.


                                     COMPANY:

                                     VStream Incorporated

                                     By: /s/
                                        -----------------------------------
                                     Title:
                                           --------------------------------

                                     PURCHASERS

                                     Centennial Fund V, L.P.

                                     By:  Centennial Holdings V, L.P.,
                                          Its General Partner

                                     By: /s/
                                        -----------------------------------
                                     a General Partner

                                     Centennial Fund VI, L.P.

                                     By:  Centennial Holdings VI, LLC
                                          Its General Partner

                                     By: /s/
                                        -----------------------------------
                                              Managing Principal

                                     [Signature Page to Stockholders' Agreement]

                                     Centennial Entrepreneurs Fund VI, L.P.

                                     By:  Centennial Holdings VI, LLC.
                                          Its General Partner

                                     By: /s/
                                        ----------------------------------------
                                             Managing Principal

                                     Centennial Holdings I, LLC

                                     By: /s/
                                        ----------------------------------------
                                     Its
                                        ----------------------------------------

                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------
                                     Softbank Technology Ventures IV, L.P.

                                     By:  STV IV LLC

                                     By: /s/
                                        ----------------------------------------
                                             Managing Director

                                     Softbank Technology Advisors Fund, L.P.

                                     By:  STV IV LLC

                                     By: /s/
                                        ----------------------------------------
                                             Managing Director

                                     Matsushita Electric Industrial Co., LTD


                                     By: /s/
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

                                     [Signature Page to Stockholders' Agreement]

                                     Highland Capital Partners III Limited
                                     Partnership

                                     By:  Highland Management Partners III
                                     Limited Partnership
                                     Its General Partner

                                     By: /s/
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

                                     Highland Entrepreneurs' Fund III Limited
                                     Partnership

                                     By:  HEF III, LLC
                                     Its General Partner

                                     By: /s/
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

                                     Intel Corporation

                                     By: /s/
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

                                     Excite, Inc.

                                     By: /s/
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

                                     Nexus Capital Partners II, L.P.

                                     By: /s/
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

                                     [Signature Page to Stockholders' Agreement]

                                     Porcelain Partners, L.P.

                                     By: /s/
                                        ----------------------------------------
                                     Its General Partner

                                     By: /s/
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

                                     GE Capital Equity Investments, Inc.

                                     By: /s/
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

                                     Asdale, Ltd.

                                     By: /s/
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

                                     Millennial Holdings, LLC

                                     By: /s/
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

                                     Whitko & Company

                                     By: /s/
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

                                     Pequot Private Equity Fund II,  L.P.

                                     By:  Pequot Capital Management, Inc.
                                     Its Investment Manager

                                     By: /s/
                                        ----------------------------------------
                                        David Malat, Chief Financial Officer


                                     [Signature Page to Stockholders' Agreement]

                                      Vivendi

                                      By: /s/
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------

                                      EMC Corporation

                                      By: /s/
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------




                                      /s/ Paul Berberian
                                      ------------------------------------------
                                      Paul Berberian

                                      /s/ Jim Le Jeal
                                      ------------------------------------------
                                      Jim Le Jeal


                                      /s/ Todd Vernon
                                      ------------------------------------------
                                      Todd Vernon





                                      [Signature Page to Stockholders Agreement]